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Exhibit 1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 333-74217 of Community Trust Bancorp, Inc. on Form S-8 of our report on the financial statements of Pikeville National Corporation Savings and Employee Stock Ownership Plan, dated June 25, 2001, (which expresses an unqualified opinion and refers to the report of other auditors) in the Annual Report on Form 11-K of Community Trust Bancorp, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche

Louisville, Kentucky
June 28, 2001

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  Exhibit 1
INDEPENDENT AUDITORS' CONSENT